EXHIBIT 1.1

                        1,600,000 Shares

                RESOURCE MORTGAGE CAPITAL, INC.

      Series C 9.73% Cumulative Convertible Preferred Stock


                     UNDERWRITING AGREEMENT


                                                       October 9, 1996
                                                       St. Louis, Missouri


TO:  STIFEL, NICOLAUS & COMPANY, INCORPORATED
     as Representative of the several Underwriters
     named in Schedule I hereto
     500 North Broadway
     St. Louis, Missouri  63102

Ladies and Gentlemen:

           Resource Mortgage Capital, Inc., a Virginia corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representative") are acting as representative, shares of Series C 9.73% Cumulative Convertible Preferred Stock, $.01 par value, of the Company (the "Stock"). The number of shares of the Stock that will be purchased by the Underwriters is set forth in
Schedule I hereto (the "Firm Stock").

          The Company also grants to the Underwriters an option to purchase the number of additional shares of the Stock set forth in Schedule I hereto (the "Option Stock," and, together with the Firm Stock, herein called the "Preferred Stock"). Such option is granted solely for the purpose of covering over-allotments in the sale of the Firm Stock and is exercisable as provided in Section 3 hereof. Shares of the Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in Schedule I hereto and on the terms and conditions contained therein and in this Agreement. The respective purchase obligation of each Underwriter with respect to the Option Stock shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase Option Stock other than in round lots. The price paid by the Underwriters for both the Firm Stock and any Option Stock shall be $28.73 per share. Upon authorization by the Representative of the release of the Firm Stock and, if applicable, the Option Stock, the several Underwriters propose to offer the Firm Stock and, if applicable, the Option Stock for sale upon the terms and conditions set forth in the Final Prospectus.

           1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section  1.  Certain terms used in this Section 1 are defined in  paragraph
(c) hereof.

                (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") Registration Statement No. 33-50705, on such Form, including a Basic Prospectus, for registration under the Act of the offering and sale of securities, including the Preferred Stock. The Company may have filed one or more amendments thereto, and may have used a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, has become effective. The offering of the Preferred Stock is a delayed offering and, although the Basic Prospectus may not include all the information with respect to the Preferred Stock and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Company will next file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Preferred Stock and the offering thereof. As filed, such Final Prospectus Supplement shall include all required information with respect to the Preferred Stock and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you,
          prior                to               the               Execution

          Time, will be included or made therein or to which you have agreed.

                (b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as hereinafter defined) and the Second Closing Date (as hereinafter defined), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b), the Closing Date and the Second Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

                (c)   The  terms which follow, when used in this Agreement,
          shall have the meanings indicated. The term the "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become
          effective.   "Execution Time" shall mean the date and  time  that
          this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date. "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Preferred Stock and the offering thereof and
          is  used  prior  to  filing  of  the  Final  Prospectus.   "Final
          Prospectus" shall mean the prospectus supplement relating to the Preferred Stock that is first filed pursuant to Rule 424(b) after
          the   Execution   Time,  together  with  the  Basic   Prospectus.
          "Registration

          Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time), in the form in which it shall become effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415," "Rule 424," "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Preferred Stock and the offering thereof permitted to omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, the Basic
          Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

           2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per share, the number of shares of Preferred Stock set forth opposite such Underwriter's name in Schedule I hereto.

           3. Delivery and Payment. Delivery of and payment for the Preferred Stock shall be made on the date and at the time specified in
Schedule I hereto, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 8 hereof. The date and time of delivery and payment for the Firm Stock shall be referred to herein as the "Closing Date," and the date and time of
delivery                                                                and
payment  for  the Option Stock shall be referred to herein as  the  "Second
Closing Date." Delivery of the Preferred Stock shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company payable in same day funds. Delivery of the Firm Stock and the Option Stock, as the case may be, shall be made at such location as the Representative shall reasonably designate at least one business day in advance of the Closing Date and the Second Closing Date, respectively, and payment for the Preferred Stock shall be made at the office specified in Schedule I hereto. Certificates for the Firm Stock shall be registered in such names and in such denominations as the Representative may request not less than two full business days in advance of the Closing Date. Certificates for the Option Stock shall be registered in such names and in such denominations as provided below.

           The Company agrees to have the certificates for each of the Firm Stock and the Option Stock available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 P.M. on the business day prior to the Closing Date and the Second Closing Date, respectively.

           The over-allotment option granted herein may be exercised at any time, in whole or in part but only once, on or before the thirtieth day after the date of this Agreement by written notice being given to the Company by the Underwriters. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of the Option Stock are to be registered, the denominations in which the shares of the Option Stock are to be issued and the date and time, as determined by the Underwriters, when the shares of the Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the third business day after the date on which the option shall have been exercised. If the option is exercised two business days prior to the Closing Date, then the Second Closing Date shall be the same as the Closing Date.

          4. Agreements. The Company agrees with the several Underwriters that:

                (a) The Company will use its best efforts to cause any amendment to the Registration Statement to become effective that may in its judgment be required by the Act. Prior to the termination of the offering of the Preferred Stock, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when any amendment to the Registration Statement shall have been filed and become effective, (ii) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Preferred Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                (b) If, at any time when a prospectus relating to the Preferred Stock is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance.

               (c) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                (d) The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                (e)  The Company will arrange for the qualification of  the
          Preferred Stock for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Preferred Stock and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

                (f) Until the date 30 days from the later of the Closing Date or the Second Closing Date, the Company will not, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company and the Company may issue Common Stock issuable upon the conversion of the Company's Series A 9.75% Cumulative Convertible Preferred Stock, Series B 9.55% Cumulative Convertible Preferred Stock or other outstanding securities or the exercise of warrants outstanding at the Execution Time.

           5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase each of the Firm Stock or the Option Stock, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                (a) If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                (b) The Company shall have furnished to the Representative the written opinion of Venable, Baetjer and Howard, LLP, counsel for the Company, dated the Closing Date, in form reasonably satisfactory to the Representative and counsel for the Underwriters, which opinion shall be confirmed by a subsequent opinion, dated the Second Closing Date, to the extent applicable, in the event of the Second Closing Date, to the effect that:


                     (i) The Company, each of Issuer Holding Corp. and MERIT Securities Corporation (individually, a "Subsidiary" and collectively, the "Subsidiaries"), and each of SMFC Holding, Inc., SMFC Funding Corporation, Dynex Holding, Inc., Multi-Family Capital Markets, Inc. and Dynex Financial, Inc. (individually, an "Affiliate" and collectively, the "Affiliates"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and where the failure to so qualify would have a material adverse effect on the Company and its subsidiaries and affiliates taken as a whole;

                     (ii) All the outstanding shares of capital stock of each Subsidiary and each Affiliate have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to counsel's knowledge, after due inquiry, any other security interests, claims, liens or encumbrances.

                     (iii) Upon the issuance by the State Corporation Commission for the Commonwealth of Virginia of the certificates of amendment relating to the Articles of Amendment to the Company's Articles of Incorporation filed with said Commission on October 9 and 10, 1996, the Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms to the description thereof contained in the Final Prospectus; the Preferred Stock has been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the Agreement, will be fully paid and nonassessable; the shares of underlying Common Stock into which the Preferred Stock is convertible have been duly and validly authorized and reserved for issuance on conversion of the Preferred Stock; the Preferred Stock is duly authorized for listing, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Preferred Stock are in valid and sufficient form;
               and the holders of outstanding shares of capital stock of the Company are not entitled, to preemptive or, to counsel's knowledge, other rights to subscribe for the Preferred Stock or the underlying Common Stock;

                     (iv) To counsel's knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or Affiliates, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and, to counsel's knowledge, there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as required that have not been so described or filed; and the statements included or incorporated in the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                     (v) The Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus,
               and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened,  and the Registration Statement  and  the  Final
               Prospectus (other than the financial statements and other financial and statistical data as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

                     (vi) The Agreement has been duly authorized, executed and delivered by the Company;

                     (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and Exchange Act and the certificates of amendment to be issued by the State Corporation Commission of the Commonwealth of Virginia with respect to the Articles of Amendment to the Company's Articles of Incorporation filed with said Commission on October 9 and 10, 1996. Such counsel need express no opinion as to the requirements of the National Association of Securities Dealers, Inc. with respect to the participation by the Underwriters in the offering or state securities or "blue sky" matters;

                     (viii) Assuming the issuance by the Corporation Commission of the Commonwealth of Virginia of the certificates of amendment with respect to the Articles of Amendment to the Company's Articles of Incorporation filed with said Commission on October 9 and 10, 1996, neither the issue and sale of the Preferred Stock by the Company, nor the consummation of the transactions contemplated by the Agreement nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or by-laws of the Company or the terms of any material indenture or other agreement or instrument known to such counsel and to which the Company or any of its Subsidiaries or Affiliates is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its Subsidiaries or Affiliates of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries or Affiliates;

                     (ix) To counsel's knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement;

                     (x) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940; and

                     (xi) The statements contained under "Federal Income Tax Considerations" in the Basic Prospectus and the Final Prospectus, insofar as they describe Federal statutes, rules and regulations, constitute a fair summary thereof.

                     (xii) On October 9 and 10, 1996, the Company filed with the State Corporation Commission for the Commonwealth of Virginia Articles of Amendment to the Company's Articles of Incorporation relating to the Preferred Stock (the "Articles Amendment"). The Articles of Amendment complied in form and substance with the requirements of the Virginia Stock Corporations Act, and the issuance of the Preferred Stock has been duly and validly adopted and approved by the Board of Directors of the Company. No further approval or action by the Company is required in connection with the issuance of a certificate of amendment relating to the Articles Amendment, and nothing has come to counsel's attention which would act to delay or prevent the issuance of such certificate of amendment.

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and, with respect to item (x) only, certificates of certain third parties. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date or the Second Closing Date, as the case may be. Such counsel shall also confirm in such opinion that such counsel has no reason to believe without independent verification that at the Effective Date the

          Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (c) The Representative shall have received from Thompson Coburn, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of Preferred Stock, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, which opinion or opinions shall be confirmed by a subsequent opinion, dated the Second Closing Date, to the extent applicable, in the event of the Second Closing Date. In addition, the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                (d) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, which certificate shall be confirmed by a subsequent certificate, dated the Second Closing Date, to the extent applicable, in the event of the Second Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

                     (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date or the Second Closing Date, as the case may be, with the same effect as if made on the Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Second Closing Date, as the case may be;

                     (ii) no stop order suspending the effectiveness of the
               Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                     (iii) since the date of the most recent financial statements included in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

               (e) At the Execution Time, KPMG Peat Marwick LLP shall have furnished to the Representative a letter, dated as of the Execution Time, in form and substance satisfactory to the Representative (the "initial letter"), and at the Closing Date, KPMG Peat Marwick LLP shall have furnished another letter (the "bring-down letter"), which letter shall be confirmed by a subsequent letter, dated the Second Closing Date, to the extent applicable, in the event of the Second Closing Date, confirming that they are independent accountants within the meaning of the Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                     (i) in their opinion the audited financial statements and financial statement schedules which are included in the Company's most recent Annual Report on Form 10-K, which is incorporated by reference in the Registration Statement and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                    (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards), including reading of the minutes of the meetings of the stockholders, the Board of Directors and Audit Committee of the Company since the end of the year covered by the Form 10-K as set forth in the minutes books through a specified date not more than five business days prior to the Execution Time, the Closing Date or the Second Closing Date, respectively, reading the unaudited interim financial statements of the Company incorporated by reference in the Prospectus and the latest available unaudited interim financial statements of the Company, and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention that has caused them to believe that (1) any unaudited financial statements incorporated by reference in the Prospectus do not comply as to form in all material respects with the accounting requirements of the Exchange Act and the related published rules and regulations; (2) the latest available financial statements, not incorporated by reference in the Prospectus, have not been prepared on a basis substantially consistent with that of the audited financial statements incorporated in the Prospectus; (3) for the period from the closing date of the latest income statement incorporated by reference in the Prospectus to the closing date of the latest available income statement read by them there were any decreases, as compared with the corresponding period of the previous year, in net margin on mortgage assets or net income; or (4) at a specified date not more than five business days prior to the Execution Time, Closing Date or Second Closing Date, respectively, there was any change in the capital stock or long term debt of the Company or, at such date, there was any decrease in net assets of the Company as compared with amounts shown in the latest balance sheet incorporated by reference in the Prospectus, except in all cases for changes or decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and

                    (iii) certain specified procedures not constituting an audit in accordance with generally accepted auditing standards have been applied to certain financial or other statistical information (to the extent such information was obtained from the general accounting records of the Company) set forth or incorporated by reference in the Prospectus and that such procedures have not revealed any disagreement between the financial and statistical information so set forth or incorporated and the underlying general accounting records of the Company, except as described in such letter.

                (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Preferred Stock as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

                (g) Prior to the Closing Date and the Second Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request in connection with each of the Closing Date and the Second Closing Date, as the case may be.

           If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligation of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

           6. Reimbursement of Underwriters' Expenses. If the sale of the Preferred Stock provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Preferred Stock.

          7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Preferred Stock as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representative, confirm that such statements are correct.

                (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph
(a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding.

                (d)   In the event that the indemnity provided in paragraph
(a)  or  (b)  of this Section 7 is unavailable to or insufficient  to  hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Preferred Stock; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Preferred Stock) be responsible for any amount in excess of the amount by which the total price at which the Preferred Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or otherwise become liable to pay by reason of any untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

           8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Preferred Stock agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Preferred Stock set forth opposite their names in
Schedule I hereto bears to the aggregate amount of Preferred Stock set forth opposite the names of all the remaining Underwriters) the Preferred Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Preferred Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Preferred Stock set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Preferred Stock, and if such nondefaulting Underwriters do not purchase all the Preferred Stock, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 8, the Closing Date or the Second Closing Date, as the case may be, shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

           9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Preferred Stock, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either the New York Stock Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York or Missouri State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Stock as contemplated by the Final Prospectus (exclusive of any supplement thereto).

           10. Representations and Indemnities to Survive. The respective agreement, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in
Section 7 hereof, and will survive delivery of and payment for the Preferred Stock. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.


           11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telegraphed and confirmed to them, at 500 North Broadway, St. Louis, Missouri 63102; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 4880 Cox Road, Glen Allen, Virginia 23060.

          12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

           13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

           14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Missouri.


    [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

           If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                              Very truly yours,

                              RESOURCE MORTGAGE CAPITAL, INC.



                              By:  /S/ Thomas H. Potts
                                    Name:  Thomas H. Potts
                                    Title:   President


CONFIRMED AND ACCEPTED
as of the date first above written:

STIFEL, NICOLAUS & COMPANY, INCORPORATED



By:  /S/ Rick E. Maples
     Name:   Rick E. Maples
     Title:  Senior Vice President

For itself and as Representative of the several
Underwriters, named in Schedule I hereto

                           SCHEDULE I

Amount and Purchase Price of Series C 9.73% Cumulative
  Convertible Preferred Stock:

     Number of shares--Firm Stock:                     1,600,000 shares

     Purchase price per share:                                   $28.73


Closing Date, Time and Location:
  October 16, 1996, 9:00 a.m.
  Venable, Baetjer and Howard, LLP
  1800 Mercantile Bank and Trust Building
  Two Hopkins Plaza
  Baltimore, Maryland 21201

Number of shares of Option Stock subject
  to 30-day option (ending November 8, 1996)
  to purchase at same price with same
  underwriting discount to cover
  over-allotments:                                     240,000 shares

Underwriters                                         Number of Shares

Stifel, Nicolaus & Company, Incorporated ..................312,500
Robert W. Baird & Co. Incorporated ........................312,500
EVEREN Securities, Inc. ...................................312,500
Scott & Stringfellow, Inc. ................................312,500
A.G. Edwards & Sons, Inc. .................................50,000
PaineWebber Incorporated ..................................50,000
Stephens Inc. .............................................50,000
Advest, Inc. ..............................................20,000
J.C. Bradford & Co. .......................................20,000
Friedman, Billings, Ramsey & Co., Inc. ....................20,000
Morgan Keegan & Company, Inc. .............................20,000
Piper Jaffray Inc. ........................................20,000
Pincipal Financial Securities, Inc. .......................20,000
Rauscher Pierce Refsnes, Inc. .............................20,000
The Robinson-Humphrey Company, Inc. .......................20,000
Sutro & Co. Incorporated ..................................20,000
Wedbush Morgan Securities ............................     20,000

     TOTAL                                             1,600,000